Exhibit 99.2

News Release

Contacts: Leslie S. Magee Chief Financial Officer 225-298-5261 lmagee@he-equipment.com	For Investors: Mark Irion, Chief Financial Officer Brian Coolidge, Director of Financial Reporting 305-513-3350 InvestorRelations@neffcorp.com

Kevin S. Inda Vice President of Investor Relations 225-298-5318 kinda@he-equipment.com	For Media: Brian Shiver and Grace Altman FTI Consulting 212-850-5683 and 212-850-5602 Brian.Shiver@fticonsulting.com and Grace.Altman@fticonsulting.com

H&E Equipment Services to Acquire Neff Corporation to Create Leading Equipment Rental Company

BATON ROUGE, Louisiana & MIAMI, Florida – July 14, 2017 -- H&E Equipment Services, Inc. (NASDAQ: HEES) and Neff Corporation (NYSE: NEFF) today announced that they have entered into a definitive merger agreement under which H&E Equipment Services (“H&E”) will acquire Neff Corporation (“Neff”). Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, H&E will pay $21.07 in cash per share of Neff common stock, for a total enterprise value of approximately $1.2 billion, including approximately $690 million of net debt. The per share merger consideration payable to Neff stockholders is subject to certain downward adjustments, not to exceed $0.44 per share, in the event that H&E incurs certain increased financing costs due to the transaction not being consummated on or prior to January 14, 2018. The transaction is expected to close in the late third quarter or early fourth quarter of 2017, and is subject to customary closing conditions including Hart-Scott-Rodino Act clearance.

John Engquist, H&E’s Chief Executive Officer, said, “This agreement accelerates our stated strategy to expand our footprint across the United States as we seek to penetrate and grow our business in strategic business segments. Further, this transaction will bring together what we believe to be two highly complementary businesses that share a commitment to addressing the increasingly complex equipment needs of our customers. Our broader geographic footprint and enhanced capabilities in strategic markets, coupled with complementary expertise across equipment categories, are expected to help us to achieve our growth goals. We look forward to welcoming Neff’s talented employee base to the H&E family, and to offering more coverage and capabilities to support our combined customer base.”

Graham Hood, Chief Executive Officer of Neff, commented, “We are looking forward to joining an industry leader who shares our core values, including our commitment to providing customers with best-in-class equipment services and solutions. Neff offers H&E a talented, experienced and knowledgeable employee base that we expect will continue to maintain and develop relationships with key customers and contribute to the combined company’s growth. I would like to thank our 1,160 employees across the country, who are the driving force behind our business. Today’s announcement is a testament to the value that they have helped to create for our stakeholders.”

Strategic Rationale

•	Scale – The acquisition will nearly double the number of H&E branches, from 78 to 147, within H&E’s existing footprint in the strategically important Gulf Coast, Mid-Atlantic, Southeast and West Coast regions. Both H&E’s and Neff’s customers will benefit from best-in-class practices and a wide range of equipment in more locations.

•	Fleet – As of March 31, 2017, the companies’ combined fleet totaled $2.2 billion based on original equipment cost (OEC) and consisted of 43,749 units. The addition of Neff’s fleet will be highly complementary to H&E’s concentration in aerial work platform equipment and the combined company will possess one of the largest earthmoving rental fleets in the industry. As of March 31, 2017, the earthmoving fleet of H&E and Neff on a combined OEC basis totaled $727 million and consisted of 8,736 units. The increased geographic expansion and density is expected to allow H&E to better position fleet to regional pockets of higher demand and improve overall utilization.

•	Increased Non-Residential Construction Penetration and End-User Market Diversification – The transaction is expected to increase H&E’s penetration in the non-residential construction market. With a significantly larger earthmoving fleet, we believe H&E will be well-positioned to gain from any future governmental infrastructure spending initiatives and will also have a broader exposure to new regional and local customers in the construction markets generally. H&E believes that the earthmoving segment is an under-penetrated segment that may afford enhanced growth opportunities.

•	Employees and Culture – Neff employees will bring significant industry expertise to H&E, where they will have the opportunity for further career development and advancement in the significantly larger combined company. Both companies share the same best-in-class commitment to customer service and safety.

Transaction Highlights

•	H&E estimates the acquisition will create $25 to $30 million of synergies annually related to corporate overhead, systems and operational efficiencies, as well as scale benefits for equipment purchases.

•	The acquisition of Neff is expected to generate in excess of $800 million of gross tax assets for H&E arising from a step-up in the basis of certain of Neff’s assets.

•	Wells Fargo Bank and affiliated entities have agreed to provide committed financing for the transaction, subject to customary conditions. The transaction is not subject to a financing condition.

•	Private investment funds managed by Wayzata Investment Partners LLC holding approximately 62.7% of the outstanding common shares of Neff have executed a written consent to approve the transaction, thereby providing the required stockholder approval for the transaction.

•	The merger agreement includes a “go-shop” period which runs through August 20, 2017 during which the special committee of Neff’s board of directors, with the assistance of its financial and legal advisors, may solicit alternative proposals to acquire Neff. There can be no assurance that this process will result in receipt of a superior offer or that any other transactions will be approved or consummated.

Conference Call

H&E’s management will hold a conference call to discuss the Neff acquisition on Tuesday, July 18, 2017. Specific details regarding the meeting will be provided in advance of the conference call.

Wells Fargo Securities, LLC acted as financial advisor to H&E and Dechert LLP acted as H&E’s legal advisor. Deutsche Bank Securities Inc. and Akin Gump Strauss Hauer & Feld LLP served as advisors to the special committee of Neff’s board of directors.

About H&E Equipment Services, Inc.

H&E is one of the largest integrated equipment services companies in the United States with 78 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions. H&E is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing a multitude of services including equipment rental, sales, on-site parts and repair and maintenance, H&E is a one-stop provider for its customers’ varied equipment needs. This full service approach provides H&E with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

About Neff Corporation

Neff is a leading regional equipment rental company in the United States, focused on the fast growing Sunbelt States. Based in Miami, FL, the company offers a broad array of equipment rental solutions for its more than 15,000 customers, focusing on key end user markets including infrastructure, non-residential construction, energy and municipal and residential construction. Neff has 69 branches, approximately 1,160 employees and a broad fleet of equipment, including earthmoving, material handling, aerial and other rental equipment to meet specific customer needs.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s or Neff’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions, as well as other statements, including statements about the anticipated benefits to H&E and Neff from the merger, H&E’s and Neff’s anticipated financial and operating results, the impact of the merger on H&E’s earnings and capital structure and H&E’s and Neff’s respective plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance and achievements of H&E and Neff to differ materially from the anticipated results expressed or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: (1) the risk that the savings and synergies anticipated from the merger are not realized or take longer than anticipated to be realized; (2) disruption or reputational harm as a result of the merger with H&E’s or Neff’s customers, suppliers, employees or others business partner relationships; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the failure of the closing conditions included in the merger agreement to be satisfied (or any material delay in satisfying such conditions), or any other failure to consummate the transactions contemplated thereby, including in circumstances in which one party would be obligated to pay the other a termination fee or other damages or expenses; (4) the risk of unsuccessful integration of H&E’s and Neff’s businesses, or that such integration will be materially delayed or will be more costly or difficult than anticipated; (5) the amount of the costs, fees, expenses and charges related to the merger; (6) the ability to obtain required governmental approvals of the proposed merger, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (7) any additional costs related to the merger or the other transactions contemplated thereby as a result of unexpected factors or events; (8) the significant indebtedness of the combined company, including the indebtedness incurred in the proposed financing of the merger; (9) any negative effects of this announcement or the consummation of the merger, the proposed financing thereof or any of the other transactions contemplated thereby on the market price of H&E’s or Neff’s common stock or other securities; (10) the diversion of management time on transaction-related issues; (11) other business effects, including the effects of general industry, market, economic, political or regulatory conditions, future exchange or interest rates or changes in tax laws, regulations, rates and policies, including the uncertainty regarding rules and regulations with respect to the foregoing that may be affected by the United States Congress and Trump administration; and (12) the expected business outlook, anticipated financial and operating results generally. For a more detailed discussion of some of the foregoing risks and uncertainties, see H&E’s and Neff’s respective Annual Reports on Form 10-K and other reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on the current beliefs and assumptions of H&E’s and Neff’s management, which in turn are based on currently available information and important, underlying assumptions. H&E and Neff are under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Although H&E and Neff believe that the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee future results or performance, including the consummation of the transactions contemplated by the merger agreement or the proposed financing thereof or any anticipated effects of the merger.

Additional Information and Where to Find It

In connection with the proposed acquisition, Neff intends to prepare an information statement in preliminary and definitive form for its stockholders containing the information with respect to the proposed merger specified in Schedule 14C promulgated under the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and describing the proposed merger. Neff’s stockholders are urged to carefully read the information statement regarding the proposed merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed acquisition. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website, http://www.sec.gov, or on the Investor Relations section of Neff’s website (www.neffrental.com), or by directing a request to Neff by mail or telephone as set forth above. Investors are also urged to read the current reports on Form 8-K to be filed by each of H&E and Neff regarding the proposed merger, which will also contain important information.